Exhibit 10.12

AMENDED AND RESTATED

LEASE AGREEMENT

by and between

COUSINS PROPERTIES INCORPORATED

("Landlord")

and

INDUS INTERNATIONAL, INC.

("Tenant")

dated

August 1, 2000

for

107,200 square feet of Rentable Floor Area

Term: 140 months

3301 Windy Ridge Parkway

Atlanta, Georgia 30339

TABLE OF CONTENTS
1. Certain Definitions	1
2. Lease of Premises	3
3. Term	4
4. Possession	4
5. Rental Payments	4
6. Base Rental	5
7. Rent Escalation	5
8. Additional Rental	7
9. Operating Expenses	8
10. Tenant Taxes	13
11. Payments	13
12. Late Charges	13
13. Use Rules	14
14. A1terations	14
15. Repairs and Maintenance	14
16. Landlord's Right of Entry	16
17. Insurance	17
18. Waiver of Subrogation	18
19. Default	18
20. Waiver of Breach	21
21. Assignment and Subletting	21
22. Destruction	23
23. Landlord's Lien	24
24. Services by Landlord	24
25. Attorneys' Fees and Homestead	24
26. Time	25
27. Subordination and Attornment	25
28. Estoppel Certificates	27
29. No Estate	27
30. Cumulative Rights	28
31. Holding Over	28
32. Surrender of Premises	28
33. Notices	29
34. Damage or Theft of Personal Property	29
35. Eminent Domain	29
36. Parties	31
37 .Indemnities	31
38. Intentionally Deleted	31
39. Force Majeure	32
40. Landlord's Liability	32
41. Landlord's Covenant of Quiet Enjoyment	33
43. Hazardous Substances	33
44. Submission of Lease	34
45. Severability	34
46. Entire Agreement	34
47. Headings	35
48. Broker	35
49. Governing Law	36
50. Special Stipulations	36
51. Authority	36
52. Joint and Several Liability	36

ATLOI/IO756990v6

Rules and Regulations

Exhibit "A" ________________ Legal Description

Exhibit "B" ________________ Floor Plans

Exhibit "C" ________________ Supplemental Notice

Exhibit "D" ________________ Construction Work

Exhibit "D-l" ______________ Landlord's Preferred Subcontrators

Exhibit "D-2" ______________ Landlord's Coordination Services

Exhibit "E" ________________ Building Standard Services

Exhibit "F" ________________ Parking Area Re-Striping Plan

Exhibit "G" ________________ Special Stipulations

Exhibit "G-l" ______________ Location of Proposed Deck

Exhibit "H" ________________Form of Declaration of Easements

ATLOI/IO756990v6

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AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT ("Lease"), is made and entered into as of the 1st day of August, 2000 ("Effective Date"), by and between Landlord and Tenant.

RECITALS

Landlord and The System Works, Inc. ("System Works") entered into that certain Lease Agreement, dated June 8, 1993 ("Lease Agreement"), which Lease Agreement was subsequently amended by First Amendment to Lease between Landlord and System Works, dated July 11, 1994, by Second Amendment to Lease between TSW International, Inc. ("TSW") (as successor to System Works by name change), dated August 31, 1996, and by Third Amendment to Lease between Landlord and TSW, dated August 31, 1997 (the Lease Agreement, as so amended, is hereinafter referred to as the "Original Lease"). Tenant is the successor to System Works and TSW by name change and is the current holder of all of the interest of Tenant under the Original Lease.

Landlord and Tenant have agreed to extend the Lease Term and to modify and restate all of the provisions of the Original Lease as set forth in this Amended and Restated Lease Agreement. Accordingly, notwithstanding the fact that the Lease Term under the Original Lease is not scheduled to expire until December 31, 2003, Landlord and Tenant do hereby agree that the Original Lease is amended, modified, replaced and completely restated as of the date of this Lease as set forth herein. From and after the date of this Lease, Tenant's occupancy of the Leased Premises, as described herein, and the relationship of landlord and tenant between Landlord and Tenant shall be governed solely by the provisions of this Amended and Restated Lease Agreement which shall completely supercede the Original Lease as of the date hereof. Landlord and Tenant each acknowledge and agree that there are no unperformed obligations of either party under the Original Lease. From and after the date of this Lease all of the rights, duties and obligations of Landlord and Tenant with respect to the Demised Premises and the Building shall be governed solely by the terms of this Lease. Notwithstanding the forgoing, all indemnity obligations set forth in the Original Lease which expressly survive the termination thereof, shall remain in full force and effect as if the Original Lease had been terminated.

1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

(a) Landlord: COUSINS PROPERTIES INCORPORATED, a Georgia corporation

(b) Landlord's Address:

2500 Windy Ridge Parkway

Suite 1600

Atlanta, Georgia 30339

Attn: Corporate Secretary

(c) Tenant: INDUS INTERNATIONAL, INC

(d) Tenant's Address:

Suite 500

3301 Windy Ridge Parkway

Atlanta, Georgia 30339

(e) Building Address:

3301 Windy Ridge Parkway

Atlanta, Georgia 30339

(f) Suite Number: 500

(g) Rentable Floor Area of Demised Premises:

107,200 square feet, which amount is conclusively agreed by the parties hereto to be correct. The parties further agree conclusively that the Rentable Floor Area of each of the respective floors of the Demised Premises is as follows:

Lower Level Floor 9,856

1st Floor 17,686

2nd Floor 18,015

3rd Floor 19,909

4th Floor 20,403

5th Floor 21,331

TOTAL 107,200

(h) Rentable Floor Area of Building:

107,200 square feet, which amount is conclusively agreed by the parties hereto to be correct.

(i) Lease Term: 140 months, beginning on the Effective Date and ending on March 31, 2012

(j) Base Rental Rate: The amounts per annum per square foot of Rentable Floor Area of Demised Premises set forth in Article 7 below.

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(k) Rental Commencement Date The Effective Date of this Lease.

(i) New Rate Rental Commencement Date: The earlier of (i) the date upon which any of Tenant's personnel reoccupies a floor of the Demised Premises for the conduct of Tenant's business (after the applicable floor has been vacated for at least sixty (60) days while Tenant performs alterations and improvements therein); provided, however, that moving in, installing equipment and furnishings and other preparation of the applicable floor of the Demised Premises for occupancy shall not be deemed to constitute conduct of Tenant's business, or (ii) the following dates for each of the floors of the Demised Premises:

4th Floor - February 1,2001;

5th Floor - May 1,2001;

2nd Floor - August 1, 2001;

3rd Floor - November 1,2001;

1st Floor - February 1, 2002; and

LL Floor - April 1, 2002

(m) Construction Allowance: $2,747,004.00, plus an amount of $112,192.50 ("Sprinkler Allowance"), in total, to reimburse Tenant for costs to complete the Base Building fire sprinkler system on floors 1,2,3, and 4.

(n) Security Deposit: None

(o) Broker(s): Cousins Real Estate Corporation and Cushman & Wakefield of Georgia, Inc.

2. Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located on that certain tract of land (the "Land") more particularly described on "Exhibit " A" attached hereto and by this reference made a part hereof, which Demised Premises are crosshatched on the floor plans attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. The Project is located in the development known as "Wildwood Office Park". The Demised Premises shall include the full use of the Building (except portions thereof reserved solely to Landlord for the delivery of services to the Building, such as mechanical, electrical and plumbing rooms and facilities and except for the roof, with respect to which Tenant's rights are as described in Paragraph 7 of Exhibit "G" to this Lease.), including the first and second floor general building lobby and entrance, Building stairs, first floor patio, elevators,

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loading dock, the Building's parking facilities and other areas of the Building designated by Landlord as "common areas" from time to time (sometimes herein referred to as "common areas"). All windows and outside walls of the Building and any space in the Demised Premises used for shafts, sinks, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities or other similar Building facilities, and the use thereof and access thereto through the Demised Premises for the purposes of operation, maintenance, reasonable inspection, display and repairs, as expressly permitted hereunder, are reserved to Landlord.

3. Term The term of this Lease ("Lease Term") shall commence on the Effective Date, and, unless sooner terminated or extended as provided in this Lease, shall end on March 31,2012. Promptly after the New Rate Rental Commencement Date has occurred for all of the floors of the Demised Premises, Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto and by this reference made a part hereof, specifying the New Rate Rental Commencement Date for each of the floors of the Demised Premises and certain other matters as therein set forth.

4. Possession The obligations of Landlord and Tenant, with respect to certain renovations to be made to the Building common areas by Landlord and with respect to the initial leasehold improvements and renovations to be made to the Demised Premises by Tenant, are set forth in Exhibit "D" attached hereto and by this reference made a part hereof. Tenant acknowledges that Tenant is in possession of the Demised Premises as of the date of this Lease and is fully aware of the condition of the Demised Premises. Tenant accepts the Premises ''as-is, where-is" and acknowledges that, except for Landlord's obligation to perform certain renovations to the common areas of the Building (as more particularly described in Exhibit "D"), Landlord shall have no obligation whatsoever to construct alterations or improvements to the Demised Premises or the Building.

5 Rental Payments.

(a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein ( or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim, except as otherwise provided herein. If for any reason services to

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at least 10% of the Demised Premises, which are provided by, through or under Landlord are interrupted other than as a result of the actions of Tenant or its employees, contractors, agents and invitees, such interruption of services is of a nature that it materially interferes with Tenant's use, occupancy and enjoyment of the Demised Premises or the portion thereof, as applicable, and the provision of such service (and the interruption thereof) is within the reasonable control of Landlord, then if such interruption lasts in excess of eight (8) consecutive business days after receipt by Landlord of written notice from Tenant, Tenant may abate payments of its Rent for the portion of the Demised Premises in question after said eighth (8th) consecutive business day until such service is once again provided to the portion of the Demised Premises in question at a level which does not materially interfere with Tenant's use, occupancy and enjoyment of the portion of the Demised Premises in question.

(b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs during a calendar year, or if this Lease expires or is terminated during a calendar year, Tenant's Additional Rental shall be determined by reference to Operating Expenses for said calendar year multiplied by a fraction, the numerator of which shall be the number of days of the Lease Term during the said calendar year, and the denominator of which shall be 365, and, in the case of the termination year the calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

6. Base Rental. Subject to adjustments in accordance with Article 7 below, from and after the Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate described in Article 7 below multiplied by the Rentable Floor Area of Demised Premises set forth in Article I(g) above.

7. Base Rental Calculation

(a) From the Rental Commencement Date hereunder until the day immediately prior to the New Rate Commencement Date applicable to each respective floor of the Demised Premises, Tenant shall continue to pay Base Rental at the per square foot rate that would have been in effect pursuant to the provisions of Article 7 of the Original Lease, subject to escalation from time to time as of the beginning of each Lease Year (as defined in Article 7 of the Original Lease) pursuant to the provisions of Article 7 of the Original Lease. Landlord and Tenant acknowledge and agree that the current Base Rental rate under the terms of Article 7 of the Original Lease is $7.25 per annum, per square foot of Rentable Floor Area of the Demised Premises and that the next date for adjustment of that Base Rental rate under the terms of Article 7 of the Original Lease is January 1,2001.

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(b) Beginning on the New Rate Rental Commencement Date for each floor of the Demised Premises, Tenant shall pay Base Rental based on a Base Rental Rate per annum, per square foot of Rentable Floor Area of the Demised Premises determined pursuant to the remaining provisions hereinafter set forth in this Article 7. As used in the remaining sections of this Article 7, the term "Lease Year" shall mean the one year period commencing on April 1, 2003 (which shall be the first Lease Year), and each successive one- year period beginning on each April 1 st thereafter during the Lease Term. The term "Subsequent Year" shall mean each Lease Year of the Lease Term following the first Lease Year .The term "Prior Y ear" shall mean the Lease Year prior to each Subsequent Year. The term "Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. The term "Base Month" shall mean August, 2000. The term "Comparison Month" shall mean the calendar month which is two months prior to the first full month of each Subsequent Year in question.

( c ) On the first day of each Subsequent Year , the Base Rental Rate for such Subsequent Year shall be increased to an amount equal to the Base Rental Rate for the first Lease Year (to wit $13.797), plus an amount equal to the product of fifteen (15) times the percentage increase in the Index for the Comparison Month as compared to the Index for the Base Month multiplied by the Base Rental Rate for the First Lease Year (to wit, $13.82). Notwithstanding the foregoing, in no event shall the Base Rental Rate for any Subsequent Year be less than the Base Rental Rate applicable to the Prior Year and in no event shall the Base Rental Rate for any Subsequent Year be greater than the following amounts shown for the applicable Subsequent Year:

| Period of Time | Base Rental Rate per RSF per annum |
| --- | --- |
| First New Rental Rate Commencement Date – 3/31/04 | $13.797 |
| 4/1/04-3/31/05 | $15.274 |
| 4/1/05 – 3/31/06 | $15.693 |
| 4/1/06 – 3/31/07 | $16.133 |
| 4/1/07 – 3/31/08 | $16.572 |
| 4/1/08 – 3/31/09 | $17.031 |
| 4/1/09 – 3/31/10 | $17.500 |
| 4/1/10 – 3/31/11 | $17.980 |
| 4/1/11 – 3/31/12 | $18.469 |

( d) If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

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8. Additional Rental

(a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

(b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of Demised Premises. As used herein, "Operating Expense Amount" shall mean an amount equal to (i) plus (ii), where:

(i) equals the amount of Operating Expenses (as defined below) for such calendar year; and

(ii) equals a management fee contribution equal to three percent (3%) of the sum of the Base Rental plus the amount due under item (i) above.

Notwithstanding anything to the contrary set forth in item (ii) above, for the period beginning on the Effective Date and ending on August 31,2001, Tenant's management fee contribution shall continue to be calculated as provided in the Original Lease (i.e., $.34 per square foot of Rentable Floor Area of Demised Premises for calendar year 2000, and $.35 per square foot of Rentable Floor Area of Demised Premises for the applicable portion of calendar year 2001) and the three percent (3%) management fee contribution described in item (ii) above shall become effective as of September 1,2001. Tenant's management fee contribution for calendar year 2001 shall be appropriately pro-rated as of September 1, 2001.

(c) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, Landlord shall provide Tenant a statement showing the Operating Expenses (including components thereof in reasonable detail) for said calendar year, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with

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Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if there is not an event of default on the part of Tenant under this Lease (in the instance of an event of default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such event of default, and shall not be refunded until any such event of default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

( d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Tenant's expense, at any time within twelve (12) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord agrees that Tenant's audit establishes that Landlord's final statement of Operating Expenses for the year in question was overstated by more than five percent (5%) (or if a final, unappealable judgement from a court of competent jurisdiction establishes that fact), Landlord shall reimburse Tenant, within thirty (30) days of Tenant's written demand therefor, for the reasonable costs and expenses of Tenant's audit. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

9. Operating Expenses.

(a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management operation. repair and maintenance of the Project, including but not limited to, the following:

(I) reasonable wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

(2) the reasonable cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

(3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

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(4) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HV AC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

(5) the reasonable cost of repairs and general maintenance of the Project, including all costs incurred by Landlord under Article 15 hereof;

(6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses (but only to the extent of reasonably expected cost savings), promoting safety (but any costs related to safety within or on the Building will be included herein only if Tenant has consented to the expenditure, but Tenant shall have no right to refuse to consent if such expenditure is necessary in order for Landlord to continue to be able to obtain insurance at commercially reasonable rates), complying with governmental requirements imposed or determined to be applicable after the date of this Lease, or maintaining the first-class nature of the Project;

(7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith, including insurance required to be carried by Landlord under Article 17;

(8) the reasonable cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

(9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

(10) all taxes, assessments and governmental charges, incurred by Landlord, whether federal, state, county, community improvement district or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed

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and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same relate to improvements made after the occupancy of any portion of the Demised Premises, if said taxes are based upon an assessment which includes the cost of such leasehold improvements (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence). If Landlord receives a refund of any portion of taxes that were included in the Operating Costs paid by Tenant, Landlord shall reimburse Tenant its prorata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund;

(11) the reasonable cost of operating the management office for the Project and an equitable portion of the cost of operating the management office for Wildwood Office Park, including in each case the cost of office supplies, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent; and

(12) the pro rata share applicable to the Project of the sum of (i) the costs of operation, maintenance, repair and replacement of the landscaping and irrigation systems now or hereafter located along Windy Ridge Parkway, Windy Hill Road, Wildwood Parkway, Wildwood Plaza, the right-of-way areas of Powers Ferry Road adjoining Wildwood Office Park, and all future roadways, whether public or private, constructed in Wildwood Office Park, together with the landscaped median strips and shoulders of such roadways (but not including the landscaping and irrigation system located on the shoulder of any roadway contiguous to a site upon which construction of improvements has commenced) and any and all light systems located on or in any rights-of-way for private roads; (ii) ad valorem taxes on any private roadways now or hereafter located within Wildwood Office Park and on any medians adjacent to public roads if such medians are not included in public road rights-of-way; (iii) the costs of ownership, operation, maintenance, repair and replacement of office park signage for Wildwood Office Park (excluding leasing, building and office park monumental signage) and any underground sanitary sewer lines, storm water drainage lines, electric lines, gas lines, water lines, telephone lines and communication lines located across, through and under any public or private roadways now or hereafter located within Wildwood Office Park, except for any such utility facilities serving solely another project within Wildwood Office Park; (iv) the costs of ownership, operation, maintenance, repair and replacement of any private transportation system and equipment from time to time provided or made available to the developed portions of Wildwood Office Park, including but not limited to ad valorem taxes on personal property or equipment, electricity, fuel, painting and cleaning

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costs; (v) the costs and expenses of ownership and operation of any security patrols or services, if any, from time to time provided to Wildwood Office Park in general, but excluding any such security patrols or services provided solely to another project within Wildwood Office Park; (vi) from and after the date the Driveway Area (as defined therein) is separated from the Land and added to the Powers Ferry Property (as defined therein) the costs which the owner of the 3301 Property (as defined therein) will be obligated to pay pursuant to the terms of a Declaration of Easements, in the form of that attached hereto as Exhibit "H", which will be recorded in the Cobb County, Georgia records at that time and which will encumber the 3301 Property and the Powers Ferry Property; and (vii) such other costs and expenses incurred by Landlord as "Owner" of the Project under and pursuant to that certain Master Declaration of Covenants and Cross-Easements for Wildwood Office Park dated as of January 23, 1991, recorded in Deed Book 5992, page 430, Cobb County, Georgia records, as modified, amended or supplemented from time to time (the "Master Declaration"). The share of the costs described in items (i) -(v) and item (vii) which are applicable to the Project shall be determined in accordance with the Master Declaration. Tenant agrees, upon written request of Landlord, to enter into an amendment to this Lease to delete the Driveway Area from the Land.

(b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary , "Operating Expenses" shall not include the following:

(1) the cost of installing, operating and maintaining any specialty service, such as an observatory , broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

(2) the cost of correcting defects in construction;

(3) compensation paid to officers and executives of Landlord (but it is understood that the office park manager, the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][1] above);

(4) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof,

(5) the cost of repairs incurred by reason of fire or other casualty other than cornrnercially reasonable deductible amounts which may be included in Operating Expenses;

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(6) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

(7) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

(8) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of any such commission;

(9) any advertising expenses incurred in connection with the marketing of any rentable space;

(10) the costs of labor and materials to remove and remediate any Hazardous Materials (as that term is defined under CERCLA as of the Effective Date of this Lease) in or around the Building Common Area or Property, including any Hazardous Materials in the soil or ground water, except to the extent such abatement or remediation is related to the normal and customary repair and maintenance of the Building, Common Area, or Property and except to the extent any such Hazardous Materials are present in or around the Building, Common Areas, or Property as a result of the act or omission of Tenant, its agents, contractors, employees, or invitees.

(11) rental payments for base building equipment such as HVAC equipment and elevators;

(12) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

(13) legal expenses arising out of the construction of the improvements on the Land or in connection with the enforcement of the provisions of any lease affecting the Land or Building, including, without limitation, this Lease;

(14) management fees (Tenant's obligation for a management fee contribution is set forth in Article 8[b][ii] above);

(15) the purchase price of capital items, provided, however that the provisions of Articles 9(a)(6), 9(a)(II) and 9(a)(12) shall not be affected by the exclusion;

(16) depreciation, except as expressly allowed in Article 9(a)(6), 9(a)(11) and 9(a)(12);

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(17) legal, accounting and other professional fees incurred by Landlord arising from a sale or financing of the Building or the Project;

(18) the cost of membership in any political organization;

(19) the cost of any political or campaign contributions;

(20) costs incurred due to Landlord's failure to timely comply with or pay amounts due with respect to a contractual, legal or governmental requirement, provided, however, this exclusion shall not be applicable if Landlord has filed a timely good faith protest or dispute of the charge in question or if the failure results from Landlord's good faith interpretation of the applicable contractual, legal or governmental requirement; and

(21) costs or fees paid to entities or individuals related to or affiliated with Landlord to the extent such costs or fees exceed the fair market value for the services rendered by that entity or individual.

10. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article l(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

12. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

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13. Use: Rules. The Demised Premises shall be used for general offices, executive offices, sales offices, accounting offices, training center, computer and computer software development center, computer operations center, kitchen facilities related to each of the foregoing uses and all functions and purposes now or hereafter incidental to the foregoing uses and the operation of a full service computer software firm and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Demised Premises to be used for general office and executive office uses and purposes. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises, the Project and Wildwood Office Park. Landlord shall apply and enforce the Rules and Regulations in a nondiscriminatory fashion.

14. Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Tenant, under Landlord's supervision, and Tenant shall reimburse Landlord (or Landlord's designated agent) for construction coordination fees, in the amount of3% of the cost of the work, within ten (10) days after receipt of a statement. This provision shall not apply to basic, non-material work within the Demised Premises, such as, by way of illustration but not limitation, picture hanging, furniture installation, installation of low voltage cabling for phones and computers, and the rearranging of offices within the Demised Premises, and Tenant may cause such tasks to be performed without the prior consent of Landlord. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant, at the time the applicable alterations, additions or improvements are approved, to have Tenant remove such alterations, additions and improvements upon the expiration or termination of this Lease, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements excepting only (i) reasonable wear and tear and (ii) casualty damage and condemnation.

15. Repairs and Maintenance.

(a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking

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facilities, the public areas and the, landscaped areas. Such maintenance shall be in a manner comparable to other buildings in Wildwood Office Park and shall include, without limitation, the "Maintenance Services", as defined below. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) days after demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability and material repairs necessitated by damage caused by Landlord, its agents or employees acting within the scope of their agency or employment. The term Maintenance Services shall include (i) maintaining the exterior walls, exterior windows, exterior doors and roof of the Building, common areas, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, the walks, paving and landscaping surrounding the Building, (ii) grounds care, including, but not limited to, the sweeping of walks and parking areas and maintenance of landscaping in an attractive manner, illumination, snow removal, deicing and lawn care, all consistent with the grounds care of Wildwood Office Park, (iii) general maintenance, including supervision, inspections and management functions as typically carried out in Wildwood Office Park, and (iv) extermination and pest control services for the Building (and common areas herein) and parking deck for the Building when necessary. Notwithstanding any other term of this Lease, if Landlord has requested that Tenant consent to a capital investment intended to promote safety and, pursuant to the terms of Article 9(a)(6) Tenant has not consented to the expenditure ("Unapproved Safety Expenditure"), Landlord shall have no obligation to make such expenditure. Furthermore, Tenant for itself and its employees hereby waives and releases Landlord from and agrees to hold Landlord harmless against any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys fees, incurred or suffered by Tenant or its employees arising out of or resulting from the failure to make an Unapproved Safety Expenditure or to undertake actions that would have been made possible by such expenditure.

(b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for (i) normal wear and tear and (ii) casualty damage and condemnation. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

(c) If Landlord fails to keep or perform any of its obligations under the Lease with respect to repairs and maintenance of the Demised Premises or Building required under the Lease to be made by Landlord, if such failure materially and adversely affects

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Tenant's ability to use the Demised Premises for normal business operations; or if Landlord fails to keep the common areas of the Building and Project in a condition at least comparable to the upkeep of other first class buildings in the area of the Building, and if either such failure materially and adversely affects Tenant's ability to use the Demised Premises for normal business operations; then, upon the continuance of such failure on Landlord's part for thirty (30) days after the receipt by Landlord and any mortgagee of notice from Tenant indicating with specificity the nature of the failure (or , in the case of any such failure which cannot reasonably be cured within thirty (30) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, then (i) Tenant may undertake to perform such obligation, and all sums actually paid or incurred by Tenant and all necessary and incidental costs and expenses (but not costs to improve the Building, Demised Premises or other facilities beyond rectifying Landlord's failure), including reasonable attorney's fees and expenses paid to legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the prime rate of interest quoted from time to time by SunTrust Bank, N.A., main branch, Atlanta, Georgia, plus one percent (1%) interest per annum, from the date the payment in question is received by Tenant, shall be paid by Landlord to Tenant within thirty (30) days after demand, or (ii) Tenant may pursue any other remedies available to Tenant at law or in equity to collect payment and/or cause Landlord to cure such failure. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall be entitled to perform any such obligations of Landlord only within the Demised Premises or in the elevator lobbies on floors occupied solely by Tenant and Tenant shall not be entitled to perform such obligations with respect to any portions of the Building systems or facilities that serve any other tenant's space. Any contractors employed by Tenant to cure a Landlord failure hereunder shall be reputable contractors and Tenant upon completion of such work shall provide appropriate lien waivers to Landlord. In effectuating a cure in connection with Tenant's self-help or cure rights hereunder, Tenant shall take precautions that a. reasonable building manager would undertake to avoid unreasonable interference with other tenants in the Building or the Building systems (such as electrical or mechanical systems).

16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances and shall use all reasonable efforts to avoid causing any disruption of the Demised Premises. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of

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the prosecution of any such work or any part thereof Notwithstanding any other provisions of this Lease to the contrary, Tenant shall be permitted to designate not more than 10,000 square feet of the Demised Premises as safe or confidential areas or locked computer rooms to be known as "Locked Documentation Rooms", to which Landlord shall have no access, unless accompanied by Tenant's authorized representatives. Tenant must designate such spaces as "Locked Documentation Rooms' by written notice to Landlord, and such status shall only be effective after receipt by Landlord of such written notice. Landlord, when accompanied by Tenant's representative may inspect any Locked Documentation Rooms during Tenant's normal business hours after giving Tenant reasonable prior notice requesting such an inspection. In emergency where immediate access to such rooms is necessary, Landlord may, after being unable to locate an employee of Tenant using all reasonable means, gain access to a Locked Documentation Room by using force. Landlord shall not be responsible for providing janitorial services with respect to any Locked Documentation Room. Landlord shall not receive copies of keys, pass cards or cipher lock combinations to Locked Documentation Rooms.

17. Insurance

(a) Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of "all risks" fire and extended coverage insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Construction Allowance, and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, or licensees in the Demised Premises, or other portions of the Building, the Project or Wildwood Office Park, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence, with annual general aggregate limits of not less than Five Million Dollars ($5,000,000), provided, however, that said $3,000,000 and $5,000,000 limits shall be adjusted (x) as of the end of the fifth anniversary of the Effective Date by multiplying said limits by a fraction whose numerator is the Index as defined in Article 7) for the month which is two months prior to said fifth anniversary and whose denominator is the Index for May, 2000 and (y) as of the end of the tenth (l0th) anniversary of the Effective Date by multiplying said limits by a fraction whose numerator is the Index for the month two (2) months prior to such tenth (l0th) anniversary and whose denominator is the Index for May, 2000. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and the building manager (said building manager at the time of execution of this Lease being the Landlord and Landlord will notify Tenant in writing of any change in the building manager) as

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additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Copies of policies and duly executed certificates of insurance with respect thereto, shall be delivered to Landlord prior to the Rental Commencement Date, and copies of policies and certificates evidencing renewals of such policies shall be delivered to Landlord at least twenty (20) days prior to the expiration of each respective policy term (but if copies of such policies are not available by such date, such copies will be submitted as soon as they are available). Any insurance required by the terms of this Lease to be carried by Tenant may be under a blanket policy (or policies) covering other properties of Tenant and/or its related or affiliated business entities, provided that the policies otherwise comply with the provisions of this Lease and allocate to Tenant's property at the Demised Premises the specified coverage, without possibility of reduction or co-insurance by reason of, or damage to, any other property named therein. If such insurance is maintained under a blanket policy, Tenant shall procure and deliver to Landlord a statement from the insurer or general agent of the insurer setting forth the coverage maintained, which shall be sufficient to meet the requirements of this Lease, and the amounts thereof allocated to the risks intended to be insured hereunder.

(b) Landlord shall procure at its expense and maintain throughout the Lease Term a policy of fire and extended coverage insurance insuring an amount equal to the greater of ninety (90%) of the replacement value of the Building or the amount required by landlord's mortgagee, if any. Landlord shall also procure at its expense and maintain throughout the Lease Term a liability insurance policy with respect to the common areas of the Building, in commercially reasonable amounts and with commercially reasonable deductibles. All such costs shall be included in Operating Expenses.

18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery .

19. Default

(a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) business days after the "Default Date" for such payment, the "Default Date" being (x) if all payments previously due from Tenant in the current calendar year, or if all except one or two of such payments, have been paid by their respective due dates, the Default Date for the

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payment in question shall be the date notice is given by Landlord that the payment has not been received by its due date and (y) in all other cases, the Default Date shall be the due date of the payment; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and (x) shall not cure such failure within thirty (30) days after notice thereof to Tenant, or (y) if Tenant notifies Landlord that said cure will take more than thirty (30) days and Tenant provides evidence that it is diligently pursuing said cure, Tenant shall not cure such failure within a reasonable time, not to exceed sixty (60) days; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof, (vii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27 and, further fails to return such instrument within five (5) business days following Landlord's second written request therefore; or (viii) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28 and further fails to return such certificate within five (5) business days following Landlord's second written request therefore.

(b ) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue anyone or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take

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possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying-said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term.) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to Article 7 hereof), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord

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shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof

20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

21. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Landlord shall not have the right to terminate this Lease or to recapture any portion of the Demised Premises as a result of an assignment or subletting request by Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for an obligation of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a reasonable fee to cover Landlord's accounting costs plus any reasonable legal fees incurred by Landlord as a result of the assignment or sublease. Fifty percent (50%) of any "profit" (as defined below) resulting from any assignment or subletting shall be promptly remitted by Tenant to Landlord, when received by Tenant, as additional rent hereunder. The term "profit" shall mean the gross revenue received by Tenant from any assignee or sublessee minus (i) the Rent paid by Tenant to Landlord during the period of time covered by the sublease or assignment; (ii) any improvement allowance or any other economic concession (planning allowance, moving expenses, etc.) paid by Tenant to the

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sublessee or assignee; (iii) brokerage commissions paid by Tenant in connection with the assignment or sublease; (iv) attorney's fees paid by Tenant in connection with the preparation and negotiation of the assignment or sublease; (v) lease take-over payments; and (vi) cost of advertising the space for sublease or assignment. In determining any profit, the revenue received in connection with any sublease of less than the entire Demised Premises shall be compared to the Rent due for the applicable portion of the Demised Premises on a per rentable square foot basis. In addition, in determining profit, any and all of the payments described hereinabove which are deducted from the gross revenue shall be deemed amortized over the entire term of the assignment or sublease in equal monthly installments. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the entire term of the assignment. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

Notwithstanding any provision to the contrary contained in Article 21 of this Lease Agreement Landlord's consent under Article 21 to an assignment or subletting of this Lease Agreement or any interest herein or in the Demised Premises shall not be unreasonably withheld and Landlord shall be obligated to respond to any assignment or subletting request within ten (10) business days following receipt of Landlord's receipt of Tenant's written request. Landlord and Tenant agree that Landlord may withhold its consent to any proposed assignment of this Lease Agreement or subletting of all or any portion of the Demised Premises, and such withholding of consent by Landlord will not be deemed to be unreasonable if either (i) the proposed assignee or sublessee is not a reputable business entity or individual, (ii) is a governmental or quasi-governmental entity, (iii) is a party who would ( or whose use would) detract from the character of the Building as a first-class office building, such as, without limitation, a dental, medical or chiropractic office or (iv) is an existing tenant of Wildwood Office Park or is a party who has solicited a proposal from Landlord for space in Wildwood Office Park and, in either event, for whom Landlord has adequate space available in Wildwood Office Park. Sublessee or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein.

Notwithstanding any provision to the contrary in Article 21 of this Lease, Tenant may assign this Lease or sublease any or all of the Demised Premises to an Affiliate (as defined below) without the consent of Landlord. The term "Affiliate" shall mean any entity, as of the Effective Date (i) in which Tenant, directly or indirectly owns a controlling interest, or (ii) in which the controlling interest is owned by the party owning a controlling interest in Tenant, or (iii) which directly or indirectly, owns controlling interest in Tenant. Any such sublease shall

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only be effective upon Tenant providing evidence reasonably satisfactory to Landlord that demonstrates that such sublessee is an Affiliate. Sublessees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein.

Notwithstanding any provision to the contrary contained in Article 21 of this Lease, a merger of Tenant with another corporation or the sale or transfer of a controlling interest in the capital stock of Tenant or the acquisition of substantially all of the assets of Tenant shall not be deemed to be an assignment of this Lease which requires the consent of Landlord if Tenant establishes to the reasonable satisfaction of Landlord that the surviving entity will have either (i) a net worth and earning potential at least equivalent to that of Tenant, or (ii) a debt rating issued by a nationally recognized debt rating company (such as Moody's or Standard & Poor's) equal to or better than that of Tenant.

22. Destruction.

(a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base and Additional Rental shall be abated until the Demised Premises are repaired or rebuilt.

(b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence, provided, however, Landlord will use its best efforts to attempt to provide such notice within thirty (30), days of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

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(c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in Exhibit "D" hereto or with the proceeds of the Construction Allowance. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

( d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty unless such loss or damage is not insured and was caused by the gross negligence or willful misconduct of Landlord.

23 .Landlord's Lien. Notwithstanding any other provision of this Lease or of applicable law to the contrary, Landlord's lien rights and right of distraint with respect to the personal property of Tenant, in the case of an event of default of Tenant or otherwise, if any, shall not apply to any computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, computers, customer lists or other proprietary information which is the property of Tenant or in the possession of Tenant.

24. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by reference made a part hereof.

25. Attorneys' Fees and Homestead. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorney's fees. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorney's fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder. If there is a law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

26. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

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27. Subordination and Attornment.

(a) Provided that Landlord obtains a commercially reasonable and customary non-disturbance agreement from the applicable ground lessor or the applicable holder of the mortgage, Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage. Tenant hereby acknowledges and agrees that a non-disturbance agreement which contains the exceptions to the ground lessor's/mortgagee's assumption of liability which are described in items (i) -(vi) of subparagraph (c) below, will be a commercially reasonable and customary non-disturbance agreement. However, the non-disturbance agreement must also provide that if any portion of the Construction Allowance is due and payable under the Lease but has not yet been paid by Landlord, Tenant may offset the unfunded portion of the Construction Allowance against the installments of Base Rental and Additional Rental next due under this Lease. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to, subordinate Tenant's interest under this Lease to the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such mortgage.

(b ) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. In such case, Tenant shall deliver to any such mortgagee within ten (10) days of a written request an attornment agreement whose terms are consistent with the provisions of Article 27(c), providing that Tenant shall continue to abide by and comply with the terms and conditions of this Lease in the event such mortgagee takes title to the Property, so long as the mortgagee delivers to Tenant a nondisturbance agreement (which non-disturbance agreement may be a part of the above mentioned attornment agreement), which non-disturbance agreement shall provide that so long as Tenant continues to abide by and comply with the terms and conditions of this Lease, mortgagee will permit Tenant to continue to occupy the Demised Premises. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

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( c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called It such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease provided that such person delivers a non-disturbance agreement (which may be a part of the attornment agreement), which non-disturbance agreement provides that so long as Tenant continues to abide by and comply with the terms and conditions of this Lease (subject to the provisions and conditions immediately below), such person will continue to allow the Tenant to occupy the Demised Premises; and further provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (I) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

(d) Landlord hereby represents that, as of the date of this Lease, there are no mortgages, security deeds, deeds of trust or other security interests encumbering the Land or the Building.

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28. Estoppel Certificates

(a) Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

(b ) If Landlord has consented to an assignment or sublease of this Lease as provided herein, Landlord shall, within twenty (20.) days of the request by Tenant, execute, acknowledge and deliver to Tenant or the prospective assignee or any prospective subtenant an Estoppel Certificate in recordable form, or in such other form as Tenant may from time to time require, evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; (iii) there are no existing defaults on the part of Tenant hereunder or defenses or offsets against the enforcement of this Lease to knowledge of Landlord (specifying the nature of such defaults, defenses or offsets, if any); (iv) the date to which Base Rent and other amounts due hereunder, if any, have been paid; and (v) any such other information as may be reasonably requested by Tenant. Landlord shall also deliver such an Estoppel Certificate if Tenant so requests and Tenant has entered into a legitimate business transaction in which such a certificate is normally and customarily required. Each certificate delivered pursuant to this Paragraph may be relied on by Tenant, the prospective assignee of Tenant's interest hereunder and any other intended recipient. If Landlord fails to deliver an Estoppel Certificate that it is required to deliver within the time required, and further fails to deliver such certificate within five (5) business days after a second written request, Landlord shall be deemed to have delivered a certificate which indicated that, to the best of Landlord's knowledge, there were no events of default, amendments, defenses or offsets and that all payments currently due from Tenant had been paid. Notwithstanding the foregoing, if such a certificate is deemed delivered, Landlord shall riot be deemed to have waived any subsequent or ongoing events of default or any rights, including rights to receive payments due under the Lease.

29 .No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

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30. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

31. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect, except that the monthly rental shall be double the amount of Base Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions plus, for each month or portion thereof after the expiration of the Lease Term, an amount equal to Tenant's Additional Rental for the last full calendar month of the Lease Term. Notwithstanding the foregoing, if Tenant has exercised its renewal option as set forth in Paragraph 5 of Exhibit "G", the Base Rental component of the rent for the holding over period shall be one hundred fifty percent (150%) of the Base Rent for the last full calendar month of the Renewal Term (not "double") plus an amount equal to Tenant's Additional Rental for the last full calendar month of the Renewal Term. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

32. Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, excepting only (i) reasonable wear and tear and (ii) casualty damage and condemnation loss, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personal property and equipment not attached to the Demised Premises which it has placed upon the Demised Premises including any signage installed by Tenant, computers and related equipment including peripheral equipment and tape and disk vaults, all projectors and projection screens and related equipment, blackboards, whiteboards, tackboards, and other display units, telephone systems, cipher locks and electronic security systems, paging systems, kitchen equipment, including but not limited to any refrigerators, microwave ovens, dishwasher, disposal, trash compactor, or other built-in kitchen equipment, phone system equipment including patch panel and subfeed panel locations for such phone system, fire suppression systems, CRT patch panels, all data, computer and telecommunication wiring and cabling (but Landlord may require Tenant to remove wiring and cabling only if Landlord notifies Tenant, in writing, at least twelve (12) months prior to the expiration of the Lease Term [or promptly upon the termination of this Lease, if this Lease is terminated early]), and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof excepting only (i) reasonable wear and tear and (ii) casualty damage and condemnation loss. If Tenant shall fail or refuse to remove all of Tenant's effects, personal property and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personal property and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all reasonable expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of

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such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

33. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case or certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices called for or required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

34. Damage or Theft of Personal Property. All personal property brought into Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person unless caused by the gross negligence or willful misconduct of Landlord. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from power surges or other deviations from the constancy of electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever unless caused by the gross negligence or willful misconduct of Landlord.

35. Eminent Domain

(a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, and if the taking is of a material portion of the Demised Premises, Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises, as of the date the condemning authority actually takes possession of the part so condemned or purchased, by written notice to Landlord within thirty (30) days after notice of the taking is received by both parties; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement

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and reasonably suitable for use for the purpose for which it is designed, then, by written notice to Tenant within thirty (30) days after notice of the taking is received by both parties, Landlord shall have the right to terminate this Lease, as of the date that the condemning authority actually takes possession of the part so condemned or purchased.

(b) If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

(c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

(d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph ( d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

(e) Notwithstanding anything to the contrary contained in this Article 35, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be

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entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

36. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises and there is an assumption of such obligations by the transferee or assignee, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

37. Indemnities. Subject to Article 18 above, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys' fees, incurred or suffered by Landlord arising out of or resulting from (i) any negligence or willful misconduct of Tenant, its agents, contractors or employees acting within the scope of their agency or employment, or (ii) any damage to any property or injury or death to any person in or upon the Demised-Premises regardless of cause (unless caused by the negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees acting within the scope of their agency or employment or the breach by Landlord of its obligations hereunder). Subject to the provisions of Articles 18, 34 and 40 and subparagraph (e) of Exhibit "E" attached hereto and any other provision herein that expressly limits Landlord's liability, Landlord hereby indemnifies Tenant from and agrees to hold Tenant harmless against an, and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys fees, incurred or suffered by Tenant arising out of or resulting from (i) any negligence or willful misconduct of Landlord, its agents, contractors or employees acting within the scope of their agency or employment or (ii) any damage to property or injury or death to any person occurring outside the Demised Premises regardless of cause (unless caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees acting within the scope of their agency or employment) or by the breach by Tenant of its obligations hereunder. The provisions of this Article 37 shall survive any termination of this Lease with respect to any damage, injury or death prior to such termination.

38. Intentionally Deleted.

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39. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control ( collectively "force majeure") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

40. Landlord's Liability

(a) Except as provided in Articles 40(b) and 40(c) below, Landlord shall have no personal liability with respect to any of the provisions of this Lease. Except as provided in Articles 40(b ) and 40( c ) below, if Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land described in Exhibit " A" hereto for satisfaction of Tenant's remedies, if any. Except as provided in Articles 40(b) and 40(c) below, it is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

(b ) If a court issues a final and unappealable order, ordering Landlord to pay Tenant a money judgement because of Landlord's default, then except in those instances listed in Article 40(c) below, Tenant's sole remedy to satisfy the judgement shall be from:

(i) Landlord's interest in the Building and Land including the rental income (but only rental income not applied to Operating Expenses or debt service on the Building) and proceeds from sale accruing or received after the date the judgement becomes final and unappealable; and

(ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Building or Land that become available after the judgement becomes final and unappealable and are not applied to restore the Building or Land.

(c) Notwithstanding the foregoing Landlord will have personal liability when and to the extent provided below:

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(i) Landlord has failed to apply insurance or condemnation proceeds as required by the Lease, but only to the extent of such misappropriation of proceeds;

(ii) Landlord misappropriated the funds of Tenant or escrow funds, but only to the extent of such misappropriation of proceeds; or

(iii) Landlord has failed to carry insurance required by Article 17(b), but only to the extent of insurance proceeds that would have been available after the date the judgement becomes final and unappealable but for such failure.

Nothing in this Article 40 shall be interpreted to mean that Tenant cannot be awarded specific performance, an injunction or other equitable relief.

41. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to provide for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

42. Intentionally Deleted

43. Hazardous Substances.

(a) Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EP A) or in any list of toxic pollutants designated by Congress or the EP A or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as

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now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances by or through Tenant or its employees, agents, contractors or invitees (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

(b ) Landlord covenants and agrees that if any Hazardous Substances other than "Permitted Hazardous Substances" as defined below are found in the Project in such amounts and locations as would require Landlord to remove such materials as a matter of law, then Landlord shall remove or cause to be removed such Hazardous Substances. Such removal shall be accomplished in a manner that does not cause an unreasonable disruption to Tenant's operations in the Demised Premises. The term "Permitted Hazardous Substances" shall mean such Hazardous Substances as are commonly and legally used or stored as a consequence of using, maintaining or operating the Project, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Landlord strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances.

44. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

45. Severability. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

46. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of

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Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

47. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

48. Broker. Broker(s) (as defined in Article 1[0]) is (are) entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that (except with respect to any Broker[s] identified in Article 1[0] hereinabove) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that ( except with respect to any Broker[ s] identified in Article 1 [ 0] hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder ( other than the Broker[ s] identified in Article 1 [ o] hereinabove) claiming to have dealt with Tenant, whether or not such, claim is meritorious. Tenant hereby represents and warrants to Landlord that (i) neither Griffin Management Services, Inc. d/b/a/ The Griffin Company nor any successor thereto, nor any individuals now or formerly associated with such company or any successor thereto, has represented Tenant in connection with this transaction and (ii) that Cushman & Wakefield of Georgia, Inc. is Tenant's designated Broker in this transaction. Landlord represents and warrants to Tenant that (except with respect to any Broker(s) identified in Article 1(o) hereinabove) no broker, agent, commission salesperson, or other person has represented Landlord in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker(s) identified in Article 1(0) hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as result of any act or agreement of Landlord., Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgement, cost or expense (including reasonable attorneys fees and court costs) suffered or incurred by Tenant as a result of a breach by Landlord of the representation and warranty contained in the immediately preceding sentence or as a result of Landlord's failure to pay commissions, fees, or compensation due to any broker who represented Landlord, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with

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respect to this Lease made by any broker, agent or finder (other than the Broker(s) identified in Article 1(0) hereinabove) claiming to have dealt with Landlord, whether or not such claim is meritorious.

49. Governing Law. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

50. Special Stipulations. The special stipulations attached hereto as Exhibit "G" are hereby incorporated herein by this reference as though fully set forth. In the event of any conflict between the terms of the Lease and such Special Stipulations, the Special Stipulations shall control.

51. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship or other business entity ( each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

52. Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

"LANDLORD"'

COUSINS PROPERTIES INCORPORATED,

a Georgia corporation

By:

Its:

(CORPORATE SEAL)

"TENANT"

INDUS INTERNATIONAL, INC., a Delaware corporation

By:

Its:

Attest

Its:

(CORPORATE SEAL)

37

RULES AND REGULATIONS

1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or "Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises Except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord, except for those installed for use by Tenant or its employees, guests or invitees. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of the Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. Except as provided in this Paragraph 4, no birds or animals of any kind shall be brought into the Building. Trained seeing-eye dogs required to be used by the visually impaired and fish in aquariums whose weight does not exceed floor load limits are permissible. However, Tenant assumes all liability for damage resulting from or related to the presence of the aquariums in the Demised Premises. No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Only two (2) keys to the Building will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. Except as provided in Article 16, no additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance, except those substances normally, customarily and legally used in connection with general office operations, shall be brought into the Building.

9. During a period other than the Sole Tenancy Period, (i). every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays, (ii) Landlord may also implement a card access security system to control access during such other times, (iii) Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant. Notwithstanding the foregoing, Landlord shall not have any obligation to implement any such security procedures in the Building. Tenant, its permitted subtenants and their employees, invitees, licensees and guests, shall have access to the Building and Demised Premises at all times, 24 hours per day, every day of the year, subject to casualty and condemnation.

10. If Tenant elects to provide its own cleaning service, Landlord shall have the right to approve of such service, which approval will not be unreasonably withheld or delayed. When Landlord provides cleaning service, such service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, unless occurring as a result of or in connection with Landlord's gross negligence or willful misconduct.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

12. Except as permitted by Article 14 of the Lease, if Tenant requires wiring, no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives, such written permission not to be unreasonably withheld or delayed. Except as permitted by Article 14 of the Lease, if telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated, which approval shall not be unreasonably withheld or delayed.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15.Landlord shall have no right to change the street address of the Building, unless the change is required by governmental authority.

16.Landlord may waive anyone or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

17. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, the Land and Wildwood Office Park, and for the preservation of good order therein.

EXHIBIT "A"

LEGAL DESCRIPTION

All that tract of land lying and being in Land Lot 1007 and 1008, 17th District, 2nd Section, Cobb County, Georgia, and being described as follows:

Commence at the intersection of the southeast corner of Land Lot 9~0, the northeast corner of Land Lot 9~1, the southwest corner of Land .Lot 987 and the northwest corner of Land Lot 986, said District and Section, thence, northwesterly, along the north Land Lot Line of said Land Lot 941, North 89 degrees 36 minutes 00 seconds West, a distance of 527.94 feet to a point; thence, leaving said Land Lot Line, South 11 degrees 36 minutes 00 seconds East, a distance of 730.00 feet to a point, said point being located on the north right-of-way of Windy Hill Road; thence, South 07 degrees 01 minutes 30 seconds East, a distance of 119.65 feet to a point, said point being located on the south right-of-way of said Windy Hill Road; thence, northwesterly, along said Windy Hill Road right-of-way, North 88 degrees 33 minutes 25 seconds West, a distance of 6.24 feet to a point; thence, along an arc of curve to the left (which has a radius of 575.00 feet and a chord distance of 239.92 feet, along a bearing of South 79 degrees 24 minutes 05 seconds West), an arc distance of 241.70 feet to a point; thence, South 67 degrees 21 minutes 30 seconds West, a distance of 177.79 feet to a point, said point being the intersection of said right-of-way and the northeast right-of-way of Powers Ferry Road, having a varying right-of-way; thence, southeasterly, along said Powers Ferry Road right-of-way, South 24 degrees 26 minutes 42 seconds West, a distance of 26.1~ feet to a point; thence, along an arc of curve to the left (which has a radius of 730.00 feet and a chord distance of 337.27 feet, along a bearing of South 52 degrees 50 minutes 42 seconds East), an arc distance of 340.34 feet to a point; thence, along an arc of curve to the left (which has a radius of 8,034.00 feet and a chord distance of 347.28 feet, along a bearing of South 64 degrees 58 minutes 00 seconds East), an arc distance of 347.31 feet to a point; thence, South 65 degrees 29 minutes 16 seconds East, a distance of 211..:30 feet to a point; thence, South 63 degrees 11 minutes 16 seconds East, a distance of 189.28 feet to a point; thence, South 63 degrees 02 minutes 00 seconds East, a distance of 46.56 feet to a point; thence, South 61 degrees 34 minutes 40 seconds East, a distance of 7.23 feet to a point; thence, South 61 degrees 34 minutes 40 seconds East, a distance of 232.82 feet to a point; thence, along an arc of curve to the left (which has a radius of 5,516.00 feet and a chord distance of 149.99 feet, along a bearing of South 61 degrees 52 minutes. 52 seconds East), an arc-distance of 150.00 feet to a point; thence, North 74 degrees 53 minutes 44 seconds East, a distance of 35.89

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feet to a point, said point being the intersection of said Powers Ferry Road right-of-way and the northwest right-of-way of Windy Ridge Parkway, having a varying right-of-way; thence, leaving said Powers Ferry Road right-of-way, northeasterly, along said Windy Ridge Parkway, North 30 degrees 46 minutes 00 seconds East, a distance of 98.57 feet to a point; thence, along an arc of curve to the right (which has a radius of 139.00 feet and a chord distance of 191.66 feet, along a bearing of North 74 degrees 21 minutes 00 seconds East), an arc distance of 211.47 feet to a point; thence, South 62 degrees 04 minutes 00 seconds East, a distance of 87.00 feet to a point; thence, along an arc of curve to 'the left (which has a radius of 301.00 feet and a chord distance of 389.37 feet, along a bearing of North 77 degrees 38 minutes 00 seconds East), an arc distance of 423.43 feet to a point; thence, North, 37 degrees 20 minutes 00 seconds East, a distance of 67.69 feet to a point; thence, along an arc of curve - to the right (which has a radius of 274.00 feet-and a chord distance of 324.28 feet, along a bearing of North 73 degrees 36 minutes 56 seconds East), an arc distance of 347.01 feet to a point, and THE TRUE POINT OF BEGINNING. Thence, leaving said Windy Ridge Parkway right-of-way, North 35 degrees 01 minutes 18 seconds East, a distance of 310.20 feet to a point; thence, North 76 degrees 58 minutes 30 seconds East, a distance of 500.00 feet to a point; thence, South 41 degrees 57 minutes 00 seconds East, a distance of 340.20 feet to a point; thence, South 58 degrees 58 minutes 30 seconds East, a distance of 289.80 feet to a point; thence, South 71 degrees 00 minutes 00 seconds West, a distance of 199.90 feet to a point; thence, South 45 degrees 02 minutes 00 seconds West, a distance of 223.00 feet to a point; thence, North 32 degrees 16 minutes 21 seconds West, a distance of 145.00 feet to a point; thence, South 57 degrees 43 minutes 39 seconds West, a distance of 217.00 feet to a point; thence, North 83 degrees 54 minutes 18 seconds West, a distance of 61.50 feet to a point; thence, South 59 degrees 43 minutes 39 seconds West, a distance of 277.84 feet to a point; thence, North 75 degrees 58 minutes 00 seconds West, a distance of 72.02 feet to a point; said point being located on the southeast right-of-way of the aforementioned Windy Ridge Parkway; thence, North 13 degrees 20 minutes 29 seconds East, a distance of 48.10 feet to a point; thence, along an arc of curve to the left (which has a radius of 274.00 feet and a chord distance of 364.70 feet, along a bearing of North 28 degrees 22 minutes 51 seconds West), an arc distance of 399.05 feet to a point, and THE TRUE POINT OF BEGINNING.

Said tract of land containing 453,843 square feet, or 10.419 acres, more or less, as shown on a survey for Wildwood Associates, prepared by Engineering & Inspection Systems, Inc., dated April 21, 1993.

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EXHIBIT "G"

SPECIAL STIPULATIONS

1. Parking

(a) Landlord shall maintain the existing unreserved parking facilities adjacent to the Building (which contain 336 parking spaces) for the purpose of accommodating Tenant, Tenant's invitees and employees, and other tenants, their invitees and employees, subject to such reasonable limitations and conditions as from time to time are imposed by Landlord, but at no additional charge or rent for such use due from Tenant. Tenant will have the exclusive use of the Building parking facilities.

(b) By written notice to Landlord on or before September I, 2000, Tenant shall have the right to require Landlord to re-stripe the existing parking facilities pursuant to the re-striping plan attached to this Lease as Exhibit "F" ("Re-striping Plan"). If Tenant so notifies Landlord on or before September I, 2000, Landlord shall promptly cause the parking facilities to be re-striped in accordance with the Re- striping Plan and the cost of such re-striping shall be included in the Building Operating Expenses. If Tenant fails to notify Landlord on or before September I, 2000, Landlord will re-stripe the parking facilities in their current manner with the existing number of parking spaces (336 spaces).

(c) Landlord shall provide periodic motorized patrol security for the parking area in a method and manner which is reasonable, and not materially less than the security provided for Wildwood Office Park. Landlord shall keep the parking area clean and well-lighted in a reasonable and safe manner. The cost of such security shall be included in Operating Expenses as defined in Article 9.

(d) So long as no uncured event of default exists under this Lease and so long as Landlord ( or Landlord's affiliate Wildwood Associates) continues to own the building located at 2500 Windy Ridge Parkway ("2500 Building"), Tenant shall have the right, at any time during the Lease Term, to elect to use up to one hundred and fourteen (114) parking spaces in the 2500 Building parking facilities. Tenant must provide Landlord written notice at least thirty (30) days prior to Tenant beginning to use any parking spaces in the 2500 Building parking facilities. The cost for the use of any parking spaces in the 2500 Building parking facilities will initially be $20.00 per space, per month for calendar year, 2000, with such rate increasing 2.75% on January 1 of each succeeding calendar year thereafter. The parking spaces to which Tenant will be entitled in the 2500 Building parking facilities will be unassigned, unreserved parking spaces. Landlord shall have the right to restrict Tenant's parking spaces to any specified level or levels of the 2500 Building parking facilities. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall have no right to use parking spaces in the 2500 Building parking facilities if, prior to the date Tenant exercises such right, Landlord, or Landlord's affiliate Wildwood Associates, has either sold

ATLOI/IO756990v6

the 2500 Building or has allocated those parking spaces to a Tenant of the 2500 Building. In addition, at any time after Tenant exercises its rights hereunder to use parking spaces in the 2500 Building parking facilities, Landlord may terminate Tenant's rights to use such parking spaces upon not less than fourteen (14) months prior written notice to Tenant, but Landlord may only exercise such termination right if Landlord has either sold the 2500 Building or if Landlord has agreed to allocate the parking spaces to a Tenant of the 2500 Building. There shall be no restriction on the parking ratio provided by Landlord to any Tenant of the 2500 Building.

(e) By written notice to Landlord on or before June 30, 2006 and provided no uncured event of default then exists under this Lease, Tenant will have the option to cause Landlord to construct a new parking deck on the Project. Landlord believes that the deck would be located approximately as shown on Exhibit "G-l " to this Lease, but Landlord reserves the right to place the deck (if Tenant exercises this right) anywhere on the Project. If Tenant exercises this right, Landlord and Tenant will enter into an amendment to this Lease to set forth the exact terms and conditions on which such parking deck will be constructed by Landlord. Such amendment will include the obligation for Tenant to pay Landlord, as Additional Rental, a monthly amount determined by multiplying the "total costs" to construct such parking deck, by 11% and then dividing the resulting product by 12. The term "total costs" shall mean any and all costs incurred by Landlord in connection with the design and construction of the parking deck including, but not limited to, architectural and engineering fees, or construction costs, consultants fees, legal fees, permit fees, landscaping costs and inspection fees (together with interest on all such costs at the rate of 11% per annum from the date each cost is paid by Landlord until the date the first monthly installment is due and payable under the amendment), but shall not include any separate developer fee to Landlord.

2. Renewal Options. Provided no uncured event of default exists at the time of exercise or as of the commencement date of the Renewal Term (as defined below), Tenant shall have the right to extend the Lease Term for one (I) period of five (5) years ("Renewal Term ") with respect to all, or any lesser portion of the Demised Premises (but, if Tenant does not renew with respect to the entire Demised Premises, the renewed portions must all be full floors and Tenant must remove all personal property from all Building lobbies and restore all damage caused by the removal), upon all of the following terms and conditions:

(a) Tenant must provide Landlord notice of its intent to exercise of the option for the applicable Renewal Term not less than fourteen (14) months prior to the expiration date of the Lease Term.

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(b) The Base Rental for the Renewal Term shall be the Market Rental Rate (as defined below) .The term " Market Rental Rate " shall mean the then prevailing market rental rate, as of the date of Tenant's notice, on a per rentable square foot basis, taking into account all relevant factors, including, without limitation, size of space, age, location and quality of building, length of term, method of paying operating costs, services provided, and including a determination of the improvement allowances, brokerage commissions or other concessions then being provided as part of a market rate transaction.

(c) If Tenant exercises its renewal option for the Renewal Term by written notice to Landlord as provided above, Landlord and Tenant shall meet during the period between the date which is fourteen (14) months prior to the expiration date of the Lease ("Last Notice Date") and the date which is twelve (12) months prior to the expiration date of the Lease and shall negotiate, in good faith, to reach agreement on the Market Rental Rate..

(d) If Landlord and Tenant are unable to agree on the Market Rental Rate, then, within seventy-five (75) days of the Last Notice Date, Landlord and Tenant shall each designate a commercial real estate broker who has had at least ten (10) years experience, immediately prior to the date in question, evaluating Market Rental Rates for similar real estate in the North Atlanta, Georgia suburban market. The brokers designated by the parties shall mutually agree on a third qualified broker to serve with them. If the two (2) designated brokers are unable to agree on a third broker, the brokers shall ask the commercial division of the Atlanta Board of Realtors to designate a third broker. The brokers so selected are hereinafter referred to as the "Brokers" .Within ten (10) business days after the Brokers have been agreed upon or appointed, Landlord and Tenant shall each deliver to the Brokers in writing their respective written determinations of the Market Rental Rate. Within thirty (30) days after receipt of the final written determinations, the Brokers shall, by majority vote, select either Landlord's determination or Tenant's determination, but no other amount, as the Market Rental Rate. The Broker shall promptly notify Landlord and Tenant which party's determination of the Market Rental Rate has been selected. The fees and expenses of each party's designated Broker shall be borne by that party and the fees and expenses of the third Broker shall be borne equally by Landlord and Tenant.

(e) The determination of the Market Rental Rate as provided above shall be the Base Rental for the Renewal Term and shall be final, binding and conclusive on both Landlord and Tenant, shall be considered a final award pursuant to the rules of the American Arbitration Association and any applicable state or federal law and judgment may be had on the award in any court of competent jurisdiction.

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(f) Except for Market Rental Rate determined as described above, all of the terms and conditions of the Lease shall remain the same and shall remain in full force and effect throughout the Renewal Term; provided, however, that any free rent, improvement allowances, moving allowances, lease assumption payments, plan design allowances (or payments) or other similar concessions provided for in the Lease shall not apply during the Renewal Term.

3. Audited Financial Statements of Tenant. Promptly following Landlord's written request, Tenant must provide to Landlord (i) audited financial statements of Tenant as soon as such statements are available for each year ending during the Lease Term and (ii) interim financial statements if Landlord has a reasonable need therefore and requests such statements describing the basis for such need in the request. Landlord will maintain the confidentiality of said statements, provided, however, that Landlord's employees, accountants, advisors, consultants and prospective lenders may have access to such statements.

4. Tenant's Security. Tenant shall be authorized and entitled to provide Tenant's own security for the Building and Project, at Tenant's sole cost and expense, subject to and conditioned upon the following terms and conditions:

(a) Landlord and its agents shall have access to the Demised Premises at all times (subject to the terms, conditions and limitations of Article 16 herein), notwithstanding Tenant's security system, and Tenant shall make all arrangements necessary so that Landlord and its agents have reasonable access; and

(b) Tenant's security, may, at Tenant's option, include Tenant's own security guards which may patrol the Building and parking facilities. The rights of Tenant to utilize Tenant's own security service and guards shall be further subject to and conditioned upon the following:

(i) Tenant's security guards shall in all instances be subject to the direction and authority of Landlord's building management and security guards for the Project, and Tenant shall so notify Tenant's security guards;

(ii) Landlord shall have the right to approve Tenant's security service, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause such security service to post a roster and list of the persons which will be working as Tenant's security guards with the building management, indicating the people which will be working on behalf of Tenant, and the exact times at which such people will be working.

(iii) Tenant shall cause its security service to provide liability insurance in amounts which Tenant and Landlord agree are reasonable, and such insurance shall be written with companies licensed to write insurance in the State of Georgia which are otherwise satisfactory to Tenant and

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Landlord, and Tenant shall cause the insurer to name Tenant, Landlord and any mortgagee as additional named insureds on any such insurance policies, and shall cause the insurer to issue insurance certificates to Landlord and mortgagee, and no such insurance may be modified or cancelled on less than thirty (30) days' notice to Tenant, Landlord and any mortgagee;

(iv) Tenant's security guards shall not in any manner interfere with any other tenants in Wildwood Office Park, or the employees, agents or invitees of such tenants;

(v) During the period in which Tenant provides security services under this paragraph, Landlord shall have no obligation to provide security for the Building, Landlord's sole security obligation being to provide security services for the parking facilities as described in paragraph 4 of this Exhibit "G"; and

(vi) If Tenant desires to provide security services under this paragraph, Tenant shall give sixty (60) days written notice to Landlord, which notice identifies the security service to be used by Tenant.

5. Building Directory and Signage. Landlord, at its expense, shall provide and maintain a Building directory in the lobby of the Building for Tenant. Tenant may install, on the existing monument sign located between the entrance to the Building and Windy Ridge Parkway, Tenant's name or initials and logo. The cost of Tenant's entry on the sign and the design and materials will be paid by Tenant and may be funded out of the Construction Allowance, to the extent available. All aspects of the size, materials, design, graphics, lighting, and location of Tenant's entry on the monument sign shall be subject to Landlord's reasonable prior approval. Tenant shall be obligated, at Tenant's expense, to remove such sign at the expiration or termination of this Lease, if so directed by Landlord.

6. Construction Allowance. Landlord will provide Tenant with an allowance ("Construction Allowance") in an amount up to $2,747,004.00 to be applied by Tenant to the cost of Tenant's Work pursuant to Exhibit "D". The Construction Allowance may be applied by Tenant only to the cost of Tenant's Work and to the cost of designing Tenant's Plans; provided, however, that Tenant may use up to an aggregate total of $214,038.00 of the Construction Allowance for cabling costs and moving expenses. Otherwise, if the Construction Allowance is not fully expended by Tenant by December 31, 2004 for the payment of costs incurred for Tenant's Work or to design Tenant's Plans, the remaining unused amount shall be retained by Landlord and Tenant shall have no further rights whatsoever with respect thereto.

7. Satellite Dishes/ Antennas. In addition to the other rights granted by this Agreement, Tenant shall have the non-exclusive right, but not the obligation, for the duration of the Lease Term, to install, maintain and operate up to a total of two (2) satellite dishes and

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antennas, for transmission and reception of communications (including but not limited to data and voice), mounted on non-penetrating structures, and related plenum-rated cabling (collectively, " Antennas"), on the roof of the Building (the "Roof"). The locations for any such Antennas shall be subject to Landlord's approval, which approval Landlord agrees not to unreasonably withhold, condition or delay. Tenant must obtain the prior approval of Landlord of the type and size of any Antenna (no Antenna may be in excess of five feet in diameter), of the plans and specifications for the connections to the Demised Premises, and of the plans for the installation (including screening) of any Antenna, which approvals Landlord agrees not to unreasonably withhold, condition or delay, except with respect to the screening of any such Antenna, which approval may be granted or withheld in Landlord's sole, absolute discretion. All costs of installation, upgrading, maintenance, security and removal (Tenant shall always have the right to remove the Antennas; Landlord may require that Tenant remove an Antenna upon expiration or termination of this Lease) and any required repairs to the Building, due to the installation or removal of any Antenna, shall be paid by Tenant. Tenant may only enter the Roof to install or maintain any Antenna with the accompaniment of a Building engineer (but if Landlord fails to make such engineer available promptly, Tenant may enter without accompaniment and Tenant may perform the initial installation without accompaniment, subject to reasonable periodic inspections and Landlord's reasonable rules and regulations). Tenant's right to install any Antenna pursuant to this provision is non-exclusive and Landlord may use any other portion of the Roof for its own communication equipment or may allow other tenants or third parties to use any other portion of the Roof, so long as such other equipment does not interfere with the operation of Tenant's Antennas. No Antenna shall interfere with the operation of any other telecommunication equipment existing on the Roof or elsewhere in the Project ( or any telecommunication equipment planned for installation on the Roof or elsewhere in the Project) at the time such Antenna is installed, so long as Landlord provides Tenant with a description of the type, location and function of such existing or planned equipment at the time of Tenant ' s request for approval of such Antenna. Subject to the waivers contained in this Lease, Tenant hereby indemnifies Landlord from all claims, damages, costs and expenses arising out of the installation, maintenance, use or removal of the Antenna by Tenant. Tenant acknowledges that Landlord is not obligated to provide security for any Antenna and Tenant hereby waives any and all claims against Landlord arising out of damage, destruction or theft of any Antenna or any portion thereof, resulting from any cause whatsoever other than the gross negligence or willful misconduct of Landlord or an employee of Landlord acting within the scope of his/her employment. Tenant may also use the risers, conduits and towers in the Building, subject to reasonable space limitations and Landlord's reasonable requirements for use of such areas and subject to Landlord's prior approval of the installation and exact location thereof (which approval Landlord agrees not to unreasonably withhold, condition or delay), for purposes of installing cabling from the Antenna to the Demised Premises in the interior of the Building. Landlord reserves the right to require Tenant to relocate any Antenna temporarily to a location providing Tenant comparable reception and transmission capabilities if necessary in connection with repairs, replacement, alterations or improvements to the Roof; provided, however, that with respect to relocation on account of Landlord' s discretionary alterations, within fifteen (15) days after receipt of Tenant's invoice

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therefor, Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant in connection with such relocation (including without limitation moving back to the original location).

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EXHIBIT "H"

FORM OF DECLARATION OF EASEMENTS

DECLARATION OF EASEMENTS

This Declaration of Easements (the "Declaration"), made this -day of , 2000, by COUSINS PROPERTIES INCORPORATED, a Georgia corporation (hereinafter referred to as "Declarant").

WITNESSETH:

WHEREAS, Declarant is the owner of that certain real property located in Cobb County, Georgia, which is more particularly described on Exhibit" A" attached hereto and by reference made a part hereof(hereinafter referred to as the "330l Property"); and

WHEREAS, Declarant is also the owner of that certain real property located in Cobb County, Georgia, which is more particularly described on Exhibit "B" attached hereto and by reference made a part hereof (hereinafter referred to as the "Powers Ferry Property"); and

WHEREAS, the 3301 Property and the Powers Ferry Property are adjacent tracts of land;

and

WHEREAS, Declarant has determined the desirability of the creation and establishment of a perpetual, non-exclusive easement for the benefit of the 3301 Property over, under, through and across that certain portion of the Powers Ferry Property which is described on Exhibit "C" attached hereto and by reference made a part hereof (hereinafter referred to as the "Driveway Area ") for the purposes of pedestrian and vehicular access, ingress and egress and for the purposes of maintaining, repairing and replacing the driveway improvements located within such Driveway Area; and

WHEREAS, Declarant has also determined the desirability of the creation and establishment of a perpetual, non-exclusive easement for the passing, collecting, retaining and discharging of surface and subsurface waters over, under, through and across that certain portion of the Powers Ferry Property described on Exhibit "D" attached hereto and by reference made a part hereof (hereinafter referred to as the "Drainage and Water Retention Area ") for the benefit of the 3301 Property.

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NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereinafter acknowledged, the following declarations are made:

1. Driveway Area Easement.

(a) Declaration of Easement over Driveway Area. Declarant, as owner of the Driveway Area, for itself and its successors and assigns, does hereby declare, create and establish, for the benefit of and as an appurtenance to the 3301 Property and as a burden upon the Driveway Area, a perpetual, non-exclusive easement, right and privilege, over, upon, under, across and through the Driveway Area, together with the curb cut for such Driveway Area to Windy Ridge Parkway. Such easement shall be for the purpose of pedestrian and vehicular access, ingress and egress (for the use by Declarant as owner of the 3301 Property, its tenants and subtenants and their respective agents, contractors, employees, licensees, concessionaires, vendors, suppliers, customers, and visitors, in common with other entitled to use the same), and for the further purposes of maintaining, repairing and replacing the driveway improvements located within such Driveway Area and for constructing and installing alterations to such driveway improvements from time to time as provided herein.

(b ) Alteration of Driveway Improvements within Driveway Area. The owner of the Powers Ferry Property and the owner of the 3301 Property shall each have the right to initiate alterations to the existing driveway improvements within the Driveway Area by giving written notice thereof to the other owner. No such alterations to the then existing driveway improvements within the Driveway Area shall be made unless plans and specifications for such alterations are prepared by a qualified engineer and are approved by the non-constructing owner, which approval shall not be unreasonably withheld. Any such plans and specifications for alterations to the then existing driveway improvements must provide for the construction of such alterations in accordance with the standards of a first-class office development and in accordance with all applicable laws, codes, statutes, permits, and regulations of the applicable governmental authorities. The non-construction owner shall approve or disapprove such plans and specifications in writing, stating the reasons for any disapproval, within twenty (20) business days after the date the non-constructing owner receives the proposed plans and specifications with respect to such alterations. The non-construction owner shall approve or disapprove any revisions to such proposed plans and specifications within seven (7) business days after the date the non-constructing owner receives any such revised plans. In the event the non-constructing owner shall fail to respond to such plans and specifications submitted pursuant hereto within the aforesaid time periods, such plans and specifications or revisions thereto, as the case may be, shall be deemed to be approved by the non-constructing owner. Following the approval of the plans and specifications for any such alterations to the driveway improvements within the Driveway Area, the constructing owner shall cause a reputable, qualified and financially capable contractor to construct and install such alterations, with such construction to commence promptly and to be prosecuted diligently and continuously until the completion thereof The constructing owner shall bear all costs and expenses of any such alterations to the driveway improvements within the Driveway Area.

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( c ) Maintenance and Rel2air of Driveway Iml2rovements within the Driveway Area. As of the date of this Declaration, the Powers Ferry Property has not been improved with any building. Prior to the commencement of construction of a building on the Powers Ferry Property, the owner of the 3301 Property shall be responsible for maintaining and repairing the driveway improvements within the Driveway Area in good order, condition and state of repair at the sole cost and expense of the owner of the 3301 Property. After the commencement of construction ofa building on the Powers Ferry Property, the owner of the Powers Ferry Property shall be responsible for maintaining and repairing in good order, condition and state of repair the driveway improvements within the Driveway Area, and the cost of maintaining and repairing such driveway improvements shall be shared equally by the owner of the Powers Ferry Property and the owner of the 3301 Property. Upon each instance of maintenance or repair of the driveway improvements within the Driveway Area, the owner of the Powers Ferry Property shall submit a bill to the owner of the 3301 Property for its share of such costs. Such billing shall be accompanied by copies of paid invoices, receipts and other materials as are reasonably necessary for the owner of the 3301 Property to determine the accuracy of the bill. If the driveway improvements within the Driveway Area are maintained or repaired in conjunction with other improvements, the owner of the Powers Ferry Property shall advise its contractor to separately allocate on a fair and reasonable basis the costs of maintaining and repairing the driveway improvements within the Driveway Area so that appropriate payment can by made by the owner of the Powers Ferry Property of its share of such costs. In the event that the owner of the Powers Ferry Property shall fail to maintain and repair the driveway improvements within the Driveway Area as required hereunder, and upon the continuation of such failure for a period of thirty (30) days after written notice of such failure to the owner of the Powers Ferry Property, the owner of the 3301 Property may perform such maintenance and repair of the driveway improvements within the Driveway Area. In such event, the owner of the 3301 Property shall be entitled to reimbursement from the owner of the Powers Ferry Property for one-half (1/2) of the cost incurred in connection with the maintenance and repair of such driveway improvements. The billing of such costs shall be submitted together with copies of paid invoices, receipts and other materials as are reasonably necessary for the owner of the Powers Ferry Property to determine the accuracy of the bill.

(d) Manner of Performing Work. Any alterations to the existing driveway improvements within the Driveway Area and any maintenance, repairs or replacements of such driveway improvements shall be performed in a good and workmanlike manner and in accordance with all applicable laws, codes, statutes, permits and regulations of governmental authorities having jurisdiction thereof. Such work shall be carried out in such manner so as to cause the least amount of disruption of any business operations conducted on the 3301 Property and the Powers Ferry Property as reasonably practicable, without creating unreasonable increase in the cost of doing the applicable work.

2. Drainage and Water Retention Area Easement.

(a) Declaration of Easement over Drainage and Water Retention Area. Declarant, as owner of the Drainage and Water Retention Area, for itself and its successors and assigns, does hereby declare, create and establish, for the benefit of the 3301 Property, a perpetual, non- exclusive easement over, under, through and across the Drainage and Water Retention Area for

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the purposes of passing, collecting, retaining and discharging surface and subsurface waters from the 3301 Property, and for the purposes of constructing, maintaining, repairing and replacing pipes, headwalls, retention pond or area and other facilities related thereto, and any slopes necessary for the proper construction and creation of such retention pond or area.

(b ) Relocation and/or Expansion of Drainage and Water Retention Area. Declarant as owner of the Powers Ferry Property hereby reserves the right to alter, change, improve, expand and/or relocate the Drainage and Water Retention Area and facilities related thereto within the Powers Ferry Property at any time or from time to time upon thirty (30) days prior written notice given to the owner of the 3301 Property, provided that any such alteration, change, improvement, expansion, or relocation of such Drainage and Water Retention Area and facilities related thereto (i) shall not reduce or reasonably impair the usefulness or function of or service provided to the 3301 Property by such Drainage and Water Retention Area and facilities related thereto, (ii) shall be performed without cost or expense to the owner of the 3301 Property, (iii) shall have been approved by the appropriate governmental or quasi-governmental authorities having jurisdiction thereover.

( c ) Maintenance of Drainage and Water Retention Area. The cost of maintaining and repairing the water retention and related facilities within the Drainage and Water Retention Area shall be borne solely by the owner of the 3301 Property; provided, however, in the event that the owner of the Powers Ferry Property shall elect to alter, change, improve or expand the water retention and related facilities within the Drainage and Water Retention Area so as to accommodate therein an increase in the surface and subsurface water from the Powers Ferry Property resulting from the construction of improvements upon the Powers Ferry Property, the costs of maintaining and repairing the water retention and related facilities within the Drainage and Water Retention Area shall be shared equally by the owner of the Powers Ferry Property and the owner of the 3301 Property. Upon each instance of maintenance or repair of the water retention and related facilities within the Drainage and Water Retention Area, the owner performing such maintenance and repair shall submit a bill to the other owner for its share of such costs. Such billing shall be accompanied by copies of paid invoices, receipts and other materials as are reasonably necessary for such other owner to determine the accuracy of the bill. Any maintenance or repairs shall be performed in a good and workmanlike manner and in accordance with all applicable, laws, codes, statutes, permits and regulations of governmental authorities having jurisdiction thereof Such work shall be carried out in such manner so as to cause the least amount of disruption of any business operations conducted on the 3301 Property and the Power Ferry Property as reasonably practicable, without creating unreasonable increase in the cost of doing the applicable work.

3 .Default Interest and Lien Rights. In the event that any amount required to be paid or reimbursed by an owner under this Declaration is not paid within thirty (30) days after the receipt by such owner of a bill therefor and related back-up information, the amount due shall bear interest from the thirtieth (30th) day after receipt of such bill until it is paid at the lesser of (i) two percent (2%) in excess of the prime rate from time to time publicly announced by Bank of America, N.A., or its successor, or (ii) the maximum rate permitted by law. Any payments which are delinquent pursuant to this Paragraph 3, together with interest as aforesaid, shall constitute a lien against the property (either the 3301 Property or the Powers Ferry Property, as

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the case may be) owned by the party failing to make such payment; provided, however, that such lien shall not attach or take effect until such time as a claim of lien has been filed for record in the Office of the Clerk of the Superior Court of Cobb County, Georgia, specifying therein at a minimum (w) the name of the lien claimant, (x) the basis for the claim and the amount thereof, (y) the name of the owner of, and a description of, the property against which the lien is claimed, and (z) a statement that the lien is claimed pursuant to this Declaration and reciting the book and page and recordation of this Declaration. Any lien so claimed shall attach from the date of recordation solely in the amount claimed therein and may be enforced in any judicial proceedings allowed by law, including, without limitation, suit in the nature of suit to foreclose a mortgage or a mechanics lien under the applicable provisions of the laws of the State of Georgia.

4. Status Reports. Recognizing that the owners of the 3301 Property and the Powers Ferry Property may find it necessary from time to time to establish to third parties, such as existing or prospective tenants, lenders, purchasers, or the like, the then current status of an owner's performance under this Declaration, upon the written request of such owner made to the other owner from time to time, the other owner agrees to furnish promptly a written statement certifying (i) the amount of any payment(s) then due by the requesting owner under this Declaration, and (ii) whether to the best of responding owner's knowledge, such requesting owner is in default of any of its other duties or obligations under this Declaration.

5. Covenants Running with the Land. This Declaration shall inure to the benefit and be binding upon Declarant and Declarant's successors and assigns. The easements, benefits and covenants contained herein shall run with and bind the land.

6. Constructive Notice and AcceQtance. Every person or entity which now has or hereafter acquires any right, title, estate or interest in or to the 3301 Property or the Powers Ferry Property is and shall conclusively be deemed to have consented and agreed to be bound by the covenants and agreements contained herein applicable to such property whether or not any reference to this Declaration is contained in the instrument by which such person or entity acquires its interest in said property.

7. Limitation of Liability. Neither the owner of the 3301 Property nor the owner of the Powers Ferry Property shall have any corporate or personal liability with respect to any of the provisions of this Declaration. In seeking any recovery against a defaulting owner, anyother owner shall look solely to the interest of the defaulting owner and the defaulting owner's successors and assigns, in the defaulting owner's real property (the 3301 Property or the Powers Ferry Property, as the case may be) and the improvements thereon and the rents and other income derived therefrom.

8. Amendments. This Declaration may be modified only by the recordation in the Office of the Clerk of the Superior Court of Cobb County, Georgia, of a written instrument setting forth such modification or amendment and executed by the owner or owners of fee simple title to the 3301 Property and the Powers Ferry Property.

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9 .Governing Laws. Severability .This Declaration shall be governed by and construed in accordance with the laws of the State of Georgia. If any provision of this Declaration or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Declaration or the application of any such other provision or portion thereof shall not be affected thereby, and each provision of this Declaration shall be valid and enforceable to the fullest extent permitted by law.

10. Captions. The captions of the paragraphs of this Declaration are for convenience only and shall not be construed or referred to in resolving questions of interpretation and instruction.

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